UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 2004


                          WALKER FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)



       Delaware                      0-5418                    13-2637172
  ------------------           ------------------         --------------------
    (State or other             (Commission File             (IRS Employer
     jurisdiction                    Number)               Identification No.)
   of incorporation)



     990 Stewart Avenue - Suite 60A, Garden City, New York 11530
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           (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code  (516) 832-7000
                                                   ----------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On November 24, 2004, The Registrant entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC pursuant to which Registrant may sell up to $6 million of newly issued Walker common stock over a period of up to 24 months. The Registrant will control the timing and amount, if any, of common stock to be sold to Fusion Capital. The price for each sale will be based on the market price of the common stock for a specified period preceeding the sale date without any fixed discount to the market price. Fusion Capital has also affirmatively agreed not to hedge or engage in any shorting activities in Walker common stock.


Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit No.     Description of Exhibit
     -----------     ----------------------

        10.1 Common Stock Purchase Agreement between the registrant and Fusion Capital Fund II, LLC dated November 24, 2004

        10.2 Registration Rights Agreement between registrant and Fusion Capital Fund II, LLC dated November 24, 2004



                                    Signature
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Walker Financial Corporation
                                               Registrant


Date: November 30, 2004                        By: /s/ Mitchell Segal
                                                   ------------------
                                                   Mitchell Segal
                                                   President and Chief Executive
                                                   Officer